EXHIBIT 2.1


                          Stock Purchase Agreement

                               by and between

                            Infoseek Corporation

                                    and

                            Inktomi Corporation




                                ------------

                                June 7, 2000
                                ------------





                             TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS........................................................1

         Section 1.1       Defined Terms.....................................1
         Section 1.2       Other Terms.......................................6

ARTICLE II THE STOCK PURCHASE................................................6

         Section 2.1       The Stock Purchase................................6
         Section 2.2       The Purchase Price................................7
         Section 2.3       The Closing.......................................7
         Section 2.4       Stock Options.....................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.........................8

         Section 3.1       Organization and Qualification....................8
         Section 3.2       Capitalization....................................9
         Section 3.3       Authority and Validity of Agreement...............9
         Section 3.4       Consents and Approvals...........................10
         Section 3.5       No Violation.....................................10
         Section 3.6       Financial Statements; Undisclosed
                             Liabilities....................................10
         Section 3.7       Compliance with Law; Permits.....................10
         Section 3.8       Environmental Matters............................11
         Section 3.9       Litigation.......................................11
         Section 3.10      Employee Benefits; ERISA.........................11
         Section 3.11      Taxes............................................12
         Section 3.12      Intellectual Property and Software...............13
         Section 3.13      Contracts........................................16
         Section 3.14      Labor Matters....................................18
         Section 3.15      Employment Matters...............................18
         Section 3.16      Brokers and Finders..............................19
         Section 3.17      Absence of Certain Changes or Events.............19
         Section 3.18      Insurance........................................19
         Section 3.19      Records..........................................20
         Section 3.20      Affiliate Transactions...........................20
         Section 3.21      Indebtedness.....................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................20

         Section 4.1       Organization and Qualification...................20
         Section 4.2       Authority and Validity of Agreement..............21
         Section 4.3       Consents and Approvals...........................21
         Section 4.4       No Violation.....................................21
         Section 4.5       SEC Documents....................................22
         Section 4.6       Investment Representation; Business
                             Investigation..................................22
         Section 4.7       Compliance with Law; Permits.....................22
         Section 4.8       Litigation.......................................23
         Section 4.9       Issuance of Shares...............................23

ARTICLE V COVENANTS OF SELLER...............................................23

         Section 5.1       Access to Information............................23
         Section 5.2       Conduct of the Business..........................23
         Section 5.3       (***)............................................25
         Section 5.4       FIRPTA Compliance................................27

     (***) Denotes language for which the company has requested confidential treatment pursuant to the rules and regulations of Securities and Exchange Act of 1934, as amended.

ARTICLE VI COVENANTS OF BUYER...............................................27

         Section 6.1       Access to Information............................27
         Section 6.2       Permits..........................................27
         Section 6.3       Listing..........................................27
         Section 6.4       Periodic Information.............................27

ARTICLE VII COVENANTS OF BUYER AND SELLER...................................27

         Section 7.1       Preparation of Permit Application, Hearing
                             Request, Hearing Notice and Information
                             Statement......................................27
         Section 7.2       Reasonable Efforts...............................29
         Section 7.3       Certain Filings..................................29
         Section 7.4       Public Announcements.............................30
         Section 7.5       Tax Matters......................................30
         Section 7.6       Section 338(h)(10) Election......................32

ARTICLE VIII SURVIVAL AND INDEMNIFICATION...................................33

         Section 8.1       Nature and Survival of Representations and
                             Warranties; Indemnification, etc...............33
         Section 8.2       Indemnification..................................33
         Section 8.3       Tax Indemnification..............................35
         Section 8.4       Exclusive Remedies...............................36
         Section 8.5       Notices of Certain Events........................36
         Section 8.6       Implied Warranties...............................36
         Section 8.7       Employee Benefits................................37
         Section 8.8       Adjustment to Purchase Price.....................37

ARTICLE IX CONDITIONS.......................................................37

         Section 9.1       Conditions to Obligations of Each Party..........37
         Section 9.2       Conditions Precedent to the Obligations
                             of Seller......................................38
         Section 9.3       Conditions Precedent to the Obligations
                             of Buyer.......................................39

ARTICLE X TERMINATION.......................................................41

         Section 10.1      Termination......................................41
         Section 10.2      Effect of Termination............................41

ARTICLE XI MISCELLANEOUS....................................................41

         Section 11.1      Notices..........................................41
         Section 11.2      Entire Agreement.................................43
         Section 11.3      Assignment; Binding Effect.......................43
         Section 11.4      Fees and Expenses................................43
         Section 11.5      Amendments.......................................43
         Section 11.6      Waivers..........................................43
         Section 11.7      Severability.....................................43
         Section 11.8      Captions.........................................44
         Section 11.9      Counterparts.....................................44
         Section 11.10     Governing Law....................................44
         Section 11.11     Limitations of Remedies..........................44
         Section 11.12     Representation By Counsel; Interpretation........44
         Section 11.13     Confidential Information.........................44


SCHEDULE 1.1(a)
SCHEDULE 1.1(b)

EXHIBIT A     TECHNOLOGY LICENSING AGREEMENT
EXHIBIT B     ASSIGNMENT AND LICENSE AGREEMENT
EXHIBIT C     SOFTWARE LICENSE AGREEMENT
EXHIBIT D     COPYRIGHT ASSIGNMENT
EXHIBIT E     PATENT ASSIGNMENT
EXHIBIT F     TRADEMARK ASSIGNMENT
EXHIBIT G     NON-COMPETE AGREEMENT
EXHIBIT H     LOCK-UP AGREEMENT
EXHIBIT I     OBLIGATIONS AGREEMENT




                          STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 7th day of June, 2000, by and between Infoseek Corporation, a California corporation ("Seller"), and Inktomi Corporation, a Delaware corporation ("Buyer").

                                  RECITALS

         WHEREAS, the Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of their respective stockholders that Buyer acquire, and Seller divest itself of, all of the issued and outstanding capital stock of Ultraseek Corporation, a California corporation and a wholly owned subsidiary of Seller (the "Company"), pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, the Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the transactions contemplated by this Agreement; and

         WHEREAS, Buyer and Seller desire to make, and have relied upon, certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

         Section 1.1 Defined Terms. When used in this Agreement, the following terms have the meanings set forth in this Article I. All article and section numbers used in this Agreement refer to articles and sections of this Agreement unless otherwise specifically described.

         "ACCOUNTANTS" has the meaning assigned in Section 7.6.

         "AFFILIATE" means, with respect to any specified Person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, including, without limitation, each Subsidiary.

         "ASSIGNMENT AND CAPITALIZATION AGREEMENT" has the meaning assigned in Section 9.3(e).

         "ASSIGNMENT AND LICENSE AGREEMENT" has the meaning assigned in
Section 9.2(f).

         "AUDIT" means any audit, assessment of Taxes, other examination by any Tax Authority, contest, court or other proceeding (including, without limitation, any appeals conference) or appeal of such proceeding relating to Taxes.

         "BALANCE SHEET" means the unaudited balance sheet as of April 1, 2000 for the Company's business.

         "BUYER BY-LAWS" means the by-laws of Buyer, as amended.

         "BUYER CHARTER" means the Certificate of Incorporation of Buyer, as amended.

         "BUYER COMMON STOCK" means the common stock, par value $0.001 per share, of Buyer.

         "BUYER SEC REPORTS" has the meaning assigned in Section 4.5.

         "CLOSING" has the meaning assigned in Section 2.3.

         "CLOSING DATE" has the meaning assigned in Section 2.3.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY BENEFIT PLANS" has the meaning assigned in Section
3.10(a).

         "COMPANY BY-LAWS" means the by-laws of the Company, as amended.

         "COMPANY CHARTER" means the Certificate of Incorporation of the Company, as amended.

         "COMPANY COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

         "COMPANY ERISA PLANS" has the meaning assigned in Section 3.10(a).

         "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property
(i) owned by or licensed to the Company and (ii) owned by or licensed to Seller and which will be assigned or licensed to the Company or Buyer under the Assignment and License Agreement.

         "COMPANY OPTION PLAN" means the Ultraseek Corporation Stock Option Plan dated February 28, 2000.

         "COMPANY OPTIONS" means options to purchase the Company Common Stock granted under the Company Option Plan.

         "COMPANY SOFTWARE" means any Software (i) owned, licensed, leased or otherwise used by the Company and (ii) owned, licensed, leased or otherwise used by Seller and which will be assigned or licensed to the Company or Buyer under the Assignment and License Agreement other than, in the case of both (i) and (ii) above, off-the-shelf or otherwise commercially available Software or Software that is currently in the public domain or otherwise available to the Company without any license, lease or consent of any third party.

         "CONFIDENTIALITY AGREEMENT" has the meaning assigned in Section
5.1.

         "COPYRIGHT ASSIGNMENT" has the meaning assigned in Section 9.3(g).

         "CSL" has the meaning assigned in Section 3.4.

         "DISNEY CONSOLIDATED GROUP" has the meaning assigned in Section
7.5(a).

         "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health or to any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any trade or business, whether or not incorporated, that together with the Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FAIRNESS HEARING" has the meaning assigned in Section 3.4.

         "FINAL DETERMINATION" means the final resolution of liability for any Tax for a Taxable Period, including any related interest or penalties,
(i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and non-appealable;
(iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

         "FINAL SECTION 338 SCHEDULE" has the meaning assigned in Section
7.6.

         "FINANCIAL STATEMENTS" means the Balance Sheet and the unaudited balance sheet and unaudited statements of income and cash flows for the years ended October 3, 1998 and October 2, 1999 for the Company's business and the other financial statements included on Schedule 3.6.

         "GAAP" means U.S. generally accepted accounting principles.

         "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local or foreign.

         "HAZARDOUS SUBSTANCE" means any substance, waste or material (including petroleum, its derivatives, by-products and other hydrocarbons) that is listed or defined as toxic, radioactive or hazardous by, and is regulated under, any Environmental Law.

         "HSR ACT" has the meaning assigned in Section 3.4.

         (***)

         "INTELLECTUAL PROPERTY" means all U.S. and foreign patents, trade secrets, copyrights and moral rights, trademarks, mask works (as defined under 17 U.S.C. ss. 901), rights of publicity and privacy and Internet domain names, together with any registrations and applications for any of the foregoing (including, in the case of unfiled applications, the right to file such application).

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" of a party means the actual knowledge, after due inquiry, of (i) as to Buyer, the persons listed on Schedule 1.1(a) hereto, or (ii) as to Seller, the persons listed on Schedule 1.1(b) hereto.


(***) Denotes language for which the company has requested confidential treatment pursuant to the rules and regulations of Securities and Exchange Act of 1934, as amended.


         "LIEN" means any adverse claim, restriction on voting or transfer or pledge, lien, charge, encumbrance or security interest of any kind.

         "MATERIAL ADVERSE EFFECT" with respect to any Person means a material adverse effect on the business, results of operations or financial condition of such Person and such Person's Subsidiaries, if any, taken as a whole.

         "NET WORKING CAPITAL" means all current assets of the Company, including cash, accounts receivable, inventory, pre-paid expenses and other current assets, less current liabilities of the Company, including accounts payable, accrued salaries and other current liabilities.

         "NON-COMPETE AGREEMENT" has the meaning assigned in Section
9.3(j).

         "OBLIGATIONS AGREEMENT" has the meaning assigned in Section
9.3(l).

         "OTHER FILINGS" means any filings (other than under the HSR Act) required to be filed by Seller or Buyer with any Governmental Entity under the Securities Act, the Exchange Act, any stock exchange rule or any other federal, state, local or foreign law in connection with the transactions contemplated hereby.

         "OPTION EXCHANGE RATIO" means the quotient obtained by dividing the Per Share Price by the Average Closing Price.

         "PATENT ASSIGNMENT" has the meaning assigned in Section 9.3(h).

         "PERMIT" means any license, franchise, permit, consent, concession, order, approval, authorization or registration from, of, or with, a Governmental Entity.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

         "PER SHARE PRICE" means $29.5349.

         "POST-CLOSING PERIOD" means any Taxable Period, or portion thereof, that ends after the Closing Date, including any Post-Closing Straddle Period (other than any Pre-Closing Period).

         "POST-CLOSING STRADDLE PERIOD" means the portion of any Straddle Period that begins on the day after the Closing Date.

         "PRE-CLOSING PERIOD" means any Taxable Period, or portion thereof, that ends on or before the Closing Date, including any Pre-Closing Straddle Period.

         "PRE-CLOSING STRADDLE PERIOD" means the portion of any Straddle Period that ends on the Closing Date.

         "PRELIMINARY SECTION 338 SCHEDULE" has the meaning assigned in
Section 7.6.

         "RELATED AGREEMENTS" means individually and collectively the Assignment and Capitalization Agreement, the Assignment and License Agreement, the Software License Agreement, the Non-Compete Agreement, the Obligations Agreement, the Lock-up Agreement, the Patent Assignment, the Copyright Assignment, the Trademark Assignment, and the Confidentiality Agreement.

         "SECTION 338(H)(10) ELECTION" has the meaning assigned in Section
7.6.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER BY-LAWS" means the by-laws of Seller, as amended.

         "SELLER CHARTER" means the Certificate of Incorporation of Seller, as amended.

         "SOFTWARE" means any computer software (including object code therefor and source code in the case of computer software owned by the Company and/or Seller), and any available documentation, compilers, development kits, tools, databases, and other ancillary programs, devices or apparatuses pertaining to the development, implementation, use or maintenance of the computer software.

         "SOFTWARE LICENSE AGREEMENT" has the meaning assigned in Section
9.2(g).

         "STRADDLE PERIOD" means any Taxable Period that begins before the Closing Date and ends after the Closing Date.

         "STRADDLE TAX RETURN" has the meaning assigned in Section 7.5(e).

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company or partnership of which such Person owns, either directly or through its Subsidiaries or affiliates, more than 50% of (i) the total combined voting power of all classes of voting securities of such corporation or (ii) the capital or profit interests therein in the case of a partnership or limited liability company.

         "TAX" (including with correlative meaning, the terms "Taxes" and "Taxable") means income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax, together with any interest, penalty or addition to tax.

         "TAXING AUTHORITY" means any governmental body or authority responsible for the imposition of any Tax.

         "TAXABLE PERIOD" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "TAX RETURN" means any return, report, statement, information statement and the like required to be filed with any Taxing Authority.

         "TERMINATION DATE" means October 31, 2000.

         "TRADEMARK ASSIGNMENT" has the meaning assigned in Section 9.3(i).

         (***)

         (***)

         Section 1.2 Other Terms. Other terms may be defined elsewhere in this Agreement and, for the purposes of this Agreement, those other terms have the meanings specified in those other portions unless the context requires otherwise. Meanings specified in this Agreement are applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.



(***) Denotes language for which the company has requested confidential treatment pursuant to the rules and regulations of Securities and Exchange Act of 1934, as amended.


                                ARTICLE II

                             THE STOCK PURCHASE

         Section 2.1 The Stock Purchase. Subject to the terms and conditions set forth herein, at the Closing Seller shall transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller 10,750,000 shares of the Company Common Stock, representing all issued and outstanding shares of the Company Common Stock, solely in exchange for the Purchase Price (as defined below).

         Section 2.2 The Purchase Price. The total purchase price for all of the issued and outstanding shares of the Company Common Stock shall consist of a portion to be paid in cash ("Cash Consideration") and a portion to be paid in Buyer Common Stock (the "Stock Consideration" and, together with the Cash Consideration, the "Purchase Price"), such that (i) the Cash Consideration shall be $3,500,000 in immediately available, freely transferable, cleared funds by wire transfer to an account designated by Seller and (ii) the Stock Consideration shall be equal to a number of shares of Buyer Common Stock (the "Buyer Stock Number") determined by dividing $314,000,000 by the average closing sales price of a share of Buyer Common Stock on the Nasdaq National Market or such other principal securities exchange on which the Buyer Common Stock shall then be trading for the ten (10) consecutive trading days ending on the first trading day immediately preceding the Closing Date (the "Average Closing Price"); the Purchase Price shall be delivered to Seller at the Closing in exchange for certificates representing the Company Common Stock, duly endorsed for transfer. Seller acknowledges and agrees that the Buyer Common Stock delivered to Seller hereunder (1) shall not be registered under the Securities Act in reliance upon an exemption from registration provided by
Section 3(a)(10) of the Securities Act or (2) if the exemption from registration provided by Section 3(a)(10) of the Securities Act is not obtained, shall be subject to the restrictions arising under Rule 144 of the Securities Act until a registration statement shall have been filed for the purposes of registering such Buyer Common Stock under the Securities Act.

         Section 2.3 The Closing.

         (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301, or such other place as Seller and Buyer may mutually agree, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all the conditions specified in Article IX, or such other date as Seller and Buyer may mutually agree in writing (the "Closing Date").

         (b) At the Closing, (i) Seller shall deliver stock certificates representing all of the outstanding shares of the Company Common Stock, duly endorsed or accompanied by duly executed stock powers in blank having all necessary transfer stamps attached thereto against payment of the Purchase Price by Buyer, (ii) Buyer shall deliver to Seller the Cash Consideration payable by wire transfer of immediately available funds to such account as Seller shall designate and Buyer shall deliver stock certificates representing the Buyer Stock Number, duly endorsed or accompanied by duly executed stock powers in blank having all necessary transfer stamps attached thereto and (iii) Seller, the Company and Buyer shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the parties hereto.

         Section 2.4 Stock Options.

         (a) On the Closing Date, all rights to acquire Company Common Stock under Company Options then outstanding shall be converted into and become rights to acquire Buyer Common Stock, and Buyer shall assume each such Company Option in accordance with the terms of the Company Option Plan under which it was issued and the terms of the stock option agreement by which it is evidenced. From and after the Closing Date, (i) the number of shares of Buyer Common Stock subject to each such Company Option shall be equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Closing Date multiplied by (B) the Option Exchange Ratio, rounding to the nearest whole share, (ii) the per share exercise price under each such Company Option shall be adjusted by dividing (x) the per share exercise price under such Company Option by (y) the Option Exchange Ratio and rounding to the nearest cent and (iii) any and all restrictions and limitations, including those relating to the vesting, exercise or transfer of any such Company Option shall continue in full force and effect in accordance with its terms and the term, exercisability, vesting schedule and other provisions of or relating to such Company Option shall otherwise remain unchanged.

         (b) Buyer shall (i) effective as of the Closing Date, reserve for issuance the number of shares of Buyer Common Stock that will become subject to options to purchase shares of Buyer Common Stock ("Buyer Options") pursuant to Section 2.4(a), (ii) from and after the Closing Date, upon exercise of the Buyer Options in accordance with the terms thereof, make available for issuance all shares of Buyer Common Stock covered thereby and (iii) as promptly as practicable after the Closing Date, issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Buyer.

         (c) Buyer shall, as soon as practicable, but in no event more than fifteen (15) days following the Closing Date, file a registration statement on Form S-8 under the Securities Act, covering the shares of Buyer Common Stock issuable upon the exercise of Buyer Options created upon the assumption by Buyer of Company Options under Section 2.4(a), and will maintain the effectiveness of such registration, and the current status of the prospectus contained therein, until the exercise or expiration of such Buyer Options.

                                ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as otherwise set forth in specific exceptions on the disclosure schedules attached hereto (each of which is identified by reference to an individual Section of Article III and related only to the
Section identified), Seller represents and warrants to Buyer as follows:

         Section 3.1 Organization and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect on the Company. True and complete copies of the Company Charter and the Company By-Laws have been delivered to Buyer.

         Section 3.2 Capitalization.

         (a) As of the Closing Date, the authorized capital stock of the Company will consist of 20,000,000 shares of the Company Common Stock. As of the date of this Agreement, (i) 10,750,000 shares of the Company Common Stock are issued and outstanding and no shares of the Company Common Stock are held in treasury and (ii) 922,500 shares of the Company Common Stock are reserved for issuance pursuant to outstanding Company Options and 152,500 shares of the Company Common Stock are reserved for issuance in respect of future grants of stock options. All outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which Seller or the Company is a party or by which Seller or the Company is bound which obligate Seller or the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of the Company Common Stock or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of the Company Common Stock or any other capital stock of the Company or (ii) purchase, redeem or otherwise acquire any shares of the Company Common Stock or any other capital stock of the Company.

         (b) Seller owns, directly or indirectly, all of the outstanding shares of the Company Common Stock and all other equity interests (other than Company Options) in the Company free and clear of all Liens. Upon consummation of the Closing in accordance with the terms of this Agreement, Buyer will own all equity interests in the Company (other than Company Options), free and clear of all Liens.

         Section 3.3 Authority and Validity of Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated thereby in accordance with their terms. Seller's Board of Directors has duly authorized the execution, delivery and performance by Seller of this Agreement and each of the Related Agreements to which it is a party, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or any of the Related Agreements to which it is a party or the transactions contemplated thereby. This Agreement and each of the Related Agreements to which Seller is a party have been duly executed and delivered by Seller and, assuming this Agreement and each of the Related Agreements constitute the legal, valid and binding obligation of Buyer or the other parties thereto, this Agreement and each of the Related Agreements to which Seller is a party constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.4 Consents and Approvals. None of the execution and delivery of this Agreement or any of the Related Agreements by Seller, nor the consummation by Seller of the transactions contemplated thereby will require on the part of Seller any material consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except (i) for any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) for applicable requirements of the hearing (the "Fairness Hearing") to be held pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended (the "CSL"), or (iii) as set forth on Schedule 3.4.

         Section 3.5 No Violation. Except as set forth on Schedule 3.5, none of the execution and delivery of this Agreement or any of the Related Agreements by Seller, nor the consummation by Seller of the transactions contemplated thereby will (i) conflict with or violate the Seller Charter, the Company Charter, the Seller By-Laws or the Company By-Laws, (ii) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration or result in the imposition of any Lien on any assets or property of the Company pursuant to any contract or other obligation to which the Company is a party or by which the Company or any of its assets or properties are bound, or (iii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.4 and this Section 3.5 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets and properties, except in the case of clauses (ii) and (iii) for such conflicts, violations, breaches or defaults as to which requisite waivers or consents have been obtained or which would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated hereby.

         Section 3.6 Financial Statements; Undisclosed Liabilities. The Financial Statements are included on Schedule 3.6. Except as set forth on
Schedule 3.6, the Financial Statements fairly present, in all material respects, the historical carve-out financial position and the results of operations and cash flows, as the case may be, of the Company's business for the respective periods indicated in accordance with GAAP, except for
(i) the absence of footnote disclosures that are required under GAAP and
(ii) adjustments made for "push-down" accounting. Except (i) as to liabilities arising in the ordinary course of business since the date of the Balance Sheet, (ii) as to liabilities reflected or reserved against in the Financial Statements or (iii) as set forth on Schedule 3.6, there are no material liabilities or obligations (whether absolute, accrued, contingent, secured or unsecured, matured or unmatured or otherwise) that would be required to be reflected or reserved against in the Financial Statements.

         Section 3.7 Compliance with Law; Permits. Except as set forth on
Schedule 3.7, the Company is not in violation of any applicable statute, rule, regulation, decree or order of any Governmental Entity applicable to the Company, except for violations which would not reasonably be expected to have a Material Adverse Effect on the Company. The Company holds all material Permits which are needed or required by law with respect to its business, operations and facilities as currently conducted. All such Permits are in full force and effect, and the Company is in compliance in all material respects with all conditions and requirements of such Permits and with all rules and regulations relating thereto.

         Section 3.8 Environmental Matters. Except as would not have a Material Adverse Effect on the Company, (i) the Company is in compliance with all applicable Environmental Laws and (ii) there has been no release of any Hazardous Substance which was generated by the Company at any location owned, leased or operated by the Company. The representations and warranties set forth in this Section 3.8 constitute the sole and exclusive representations of the Company with respect to the subject matter of this
Section 3.8.

         Section 3.9 Litigation. Except as set forth on Schedule 3.9, as of the date hereof, there are no claims, actions, proceedings or governmental investigations pending or, to the Knowledge of Seller, threatened against the Company which, if adversely determined, would or would reasonably be expected to result in damages or an award in excess of $50,000 individually or $250,000 in the aggregate or prevent the consummation of the transactions contemplated hereby. The Company is not subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree or settlement or consent agreement by or with a Governmental Entity.

         Section 3.10 Employee Benefits; ERISA.

         (a) Schedule 3.10(a) contains a true and complete list of each "employee benefit plan" as such term is defined under Section 3(3) of ERISA and each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, policy agreement or arrangement, and each other employee benefit plan, program, policy agreement or arrangement, (i) sponsored, maintained or contributed to or required to be contributed to by the Company, or (ii) in which current or former employees, consultants or directors of the Company, as of, or immediately following, the Closing, participate (or have participated at any time during the period commencing immediately prior to the date of this Agreement until the Closing), or
(iii) in which any employees, consultants or directors transferred to or to be transferred to the Company in connection with any transaction contemplated by this Agreement participate, or have participated at any time during the period commencing immediately prior to the date of this Agreement until the Closing (collectively, "the Company Benefit Plans"). Each such Company Benefit Plan that is an "employee welfare benefit plan" or "employee pension benefit plan," as such terms are defined in Sections 3(1) and 3(2) of ERISA, are hereinafter referred to collectively as the "Company ERISA Plans." None of the Company Benefit Plans is subject to the requirements of Section 412 of the Code or Title IV of ERISA.

         (b) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code. Each of the Company ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from tax under Section 501(a) of the Code.

         (c) No liability under Title IV of ERISA has been incurred by the Company or an ERISA Affiliate for the previous six years that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation, which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069, 4204 or 4212 of Title IV of ERISA, it is made not only with respect to the Company ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the past six years.

         (d) Neither the Company nor any of the Company ERISA Plans, any trust created thereunder, nor to any trustee, or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company could be subject to any liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

         (e) No Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or an ERISA Affiliate, or (iv) benefits, the full cost of which is borne by the current or former employee (or beneficiary thereof)).

         (f) Except as set forth on Schedule 3.10, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, consultant, officer or director of the Company to severance pay, unemployment compensation or any other similar termination payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

         (g) There are no pending, or, to the Knowledge of Seller, threatened or anticipated, claims by or on behalf of any Company Benefit Plan, by any current or former employee, consultant, officer or director of the company (or any beneficiary thereof) under any Company Benefit Plan (other than routine claims for benefits).

         (h) The Company Option Plan has been administered in accordance with its terms and all applicable law, and all securities offered and sold pursuant to the Company Option Plan have at all times satisfied the appropriate exemptions under state and federal securities laws.

         Section 3.11 Taxes. Except as set forth on Schedule 3.11:

         (k) The Company has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

         (l) The Company has paid (or has had paid on its behalf) or where payment is not yet due, has established (or has had established on its behalf) or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to the Closing Date.

         (m) No Audit by a Taxing Authority is pending or threatened in writing with respect to any material Taxes due from the Company. There are no outstanding waivers extending the statutory period of limitation relating to the payment of material Taxes due from the Company for any taxable period ending prior to the Closing Date which are expected to be outstanding as of the Closing Date.

         (n) No deficiency or adjustment for any Taxes has been threatened in writing, proposed, asserted or assessed against the Company.

         (o) The Company is neither bound by nor is a party to any material agreement related to Taxes other than this Agreement, including any agreement with any Tax Authority that can affect a Tax period commencing after the Closing Date.

         (p) Seller is a United States person within the meaning of Section 7701(a)(30) of the Code.

         (q) No power of attorney which is currently in force has been granted by or with respect to the Company with respect to any matter relating to Taxes.

         (r) Seller has previously delivered or made available to Buyer complete and accurate copies of each of: (i) all audit reports, letter ruling, technical advice memoranda relating to Taxes due from or with respect to the Company, (ii) Tax Returns filed by or filed on behalf of the Company and (iii) any closing agreements entered into by the Company with any Tax Authority in each case existing on the date hereof. Seller will deliver to Buyer all materials with respect to the foregoing or portions thereof for all matters arising after the date hereof that relate solely to the Company and pro forma portions of Tax Returns relating solely to the Company.

         Section 3.12 Intellectual Property and Software.

         (a) The Company and/or Seller is the sole and exclusive owner of, or has the valid right to use, the Company Intellectual Property, free and clear of all Liens. Seller has the right to license or assign to the Company all Company Intellectual Property which is to be licensed or assigned to the Company under the Assignment and License Agreement in accordance with such agreement. The list appended to Schedule 3.12(a) (the "Section 3.12(a) List") sets forth a complete and accurate list of all patents, registered copyrights, trademarks and Internet domain names, and registrations and applications for any of the foregoing, included in the Company Intellectual Property, each as owned or licensed by the Company and/or Seller. The Company and/or Seller currently is listed in the records of the appropriate federal, state or foreign agency as the sole owner of record for each item of Company Intellectual Property owned by the Company and/or Seller and listed on the Section 3.12(a) List. The Company Intellectual Property includes all Intellectual Property necessary for the conduct of the Company's business.

         (b) The items listed on the Section 3.12(a) List (other than patent applications) are valid and subsisting, in full force and effect in all material respects, and have not been cancelled, expired or abandoned. There is no pending, existing, or, to the Knowledge of Seller, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority (aside from normal patent and trademark prosecution proceedings not involving any third party) in any jurisdiction involving any of the Company Intellectual Property.

         (c) The list appended to Schedule 3.12(c) (the "Section 3.12(c) List") lists all of the Company Software, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each item listed on the Section 3.12(c) List is: (i) owned by the Company or by Seller; or
(ii) used under rights granted to the Company or to Seller pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is set forth on Schedule 3.13. Use of the Company Software owned by the Company and/or Seller (the "Owned Software") by the Company does not violate the rights of any third party. The Company and/or Seller is the sole and exclusive owner of, or has the valid right to use, sell and license, the Owned Software, free and clear of all Liens. All Owned Software set forth on the Section 3.12(c) List was developed: (i) by employees of the Company or Seller within the scope of their employment;
(ii) by third parties for the Company or Seller as "works-made-for-hire," as that term is defined under the applicable copyright laws, pursuant to written agreements; or (iii) by independent contractors who have assigned their rights to the Company or Seller pursuant to written agreements. The Company Software includes all Software, other than off-the-shelf or otherwise commercially available Software or Software that is currently in the public domain or otherwise available to the Company without any license, lease or consent of any third party, necessary for the conduct of the business of the Company.

         (d) The list appended to Schedule 3.12(d) (the "Section 3.12(d) List") includes a complete and accurate list of all written agreements (including, without limitation, covenants not to sue and settlement agreements) pertaining to the use of or granting any right to use or practice any rights under any Company Intellectual Property, whether the Company is the licensee (including via sublicenses from Seller) or licensor thereunder (other than the Assignment and License Agreement) (the "Licenses") and any written settlements or assignments relating to any Company Intellectual Property. The Licenses are valid and binding obligations of the Company or Seller, enforceable against each such party in accordance with their terms; and there are no breaches or defaults under any License by the Seller or the Company or, to the Seller's Knowledge, any other party thereto, and there exists no event or condition which does or will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Seller or the Company or, to the Seller's Knowledge, any other party thereto, under any such License. Neither the Company nor Seller has licensed or sublicensed its rights in or assigned or entered into settlement agreements with respect to, any Company Intellectual Property other than pursuant to the Licenses (other than use by their Affiliates). No royalties, honoraria or other fees are payable, and no right or forbearance is owed, by Seller or the Company to any third parties for the use of or right to use any Company Intellectual Property except pursuant to the Licenses. True and complete copies of all Licenses have been delivered or made available to Buyer. There are no agreements granting any third party any right of exclusivity in any of the Software or Intellectual Property to be assigned or licensed to Company or Buyer under the Assignment and License Agreement.

         (e) No trade secret or confidential know-how material to the business of the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that limits the disclosure and use of such trade secrets and confidential know-how.

         (f) The conduct of the business of the Company does not infringe upon any Intellectual Property of any third party other than an infringement which, if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect on the Company and, to the Seller's Knowledge, no third party is infringing upon any Company Intellectual Property owned by the Company or by Seller, and no such claims have been made against a third party by the Company or by Seller. There are no claims or suits pending nor, to the Knowledge of Seller, threatened, and neither the Company nor Seller has received any written notice of a third party claim or suit (x) alleging that the Company's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the Intellectual Property of any third party or (y) challenging the ownership, use, validity or enforceability of the Company Intellectual Property.

         (g) There are no settlements, consents, judgments, or orders or other agreements which restrict the Company's rights to use any Company Intellectual Property, and no concurrent use or other agreements which restrict the Company's rights to use any Company Intellectual Property, or which restrict the Company's business in order to accommodate a third party's intellectual property rights.

         (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Company Intellectual Property nor will it require the consent of any Governmental Authority or third party in respect of any such Company Intellectual Property (other than filings with the Patent and Trademark Office and the Copyright Office).

         (i) All trademarks, service marks, trade names, designs, logos, slogans, names, and general intangibles of like nature, whether or not registered, together with all goodwill, registrations and applications related to the foregoing used exclusively in the business of the Company, other than (i) such items the absence of which would not reasonably be expected to have a Material Adverse Effect on the Company and other than items owned by affiliates of Seller or licensed from third parties and (ii) other items owned by Affiliates of Seller or licensed from third-parties ("Trademarks") have been, to the Seller's Knowledge, in exclusive and continuous use by Seller and/or the Company since January 1, 1997 (or, if more recent, since such Trademark's first use), except where such non-exclusive or non-continuous use has not impaired and would not reasonably be expected to impair the rights of Seller or the Company in such Trademarks. To the Seller's Knowledge, there has been no prior use of the Trademarks by any third party which would confer upon that third party superior rights in the Trademarks.

         (j) The "Ultraseek" name included in the Company Intellectual Property shall be deemed to include all designs and logos, if any, used exclusively in connection therewith throughout the world by Seller or the Company (the "Name"). The Company will, as of the Closing, have full right, title and interest in the Name in the international trademark classes in which the Name is used by the Company, and neither Seller nor the Company has assigned, licensed, or otherwise encumbered the Name (other than pursuant to the Assignment and License Agreement), and no party other than Seller or the Company has any rights to the Name in the international trademark classes in which the Name is used by the Company. Seller acknowledges that the Company shall have the exclusive right to use the Name and it will not use, or authorize or license others to use, the Name.

         (k) With respect to the patent applications listed in the Section 3.12(a) List: (i) each application has been prosecuted in material compliance with all applicable rules, policies and procedures of the relevant patent offices; and (ii) neither Seller nor the Company knows of any prior art relevant to any such application that would render any material claim thereunder unpatentable or any material claim in any issued patent based thereon invalid.

         (l) The representations and warranties set forth in this Section 3.12: (i) constitute the sole and exclusive representations of the Company with respect to the subject matter of this Section 3.12; and (ii) are, where appropriate, subject to the terms and conditions of the Assignment and License Agreement.

         Section 3.13 Contracts.

         (a) Schedule 3.13 lists each of the following contracts and other agreements (or, in the case of oral contracts, summaries thereof) to which the Company is a party or by or to which the Company or any of its assets or properties is bound or subject (such contracts and agreements being "Material Contracts"):

         (i) any advertising, market research and other marketing agreements providing for payments by the Company of more than $50,000 annually or $100,000 in the aggregate per agreement or series of related agreements to any one Person or group of Persons or pursuant to any agreement or series of related agreements;

         (ii) any employment, severance or consulting agreements with any current or former stockholder, director, officer or employee of the Company that are not required to be entered into by all employees of the Company;

         (iii) any agreements restricting the ability of the Company to incur indebtedness;

         (iv) any agreements relating to the making of any loan or advance by the Company, other than for those agreements made in the ordinary course of business which are not in excess of $50,000;

         (v) any agreements relating to bank indebtedness, interest rate swap or hedging arrangements, sale and leaseback transactions or other similar financing transactions providing for payment or repayment in excess of $50,000;

         (vi) any agreements providing for the indemnification by the Company of any person, except those entered into in the ordinary course of business which are not material to the Company;

         (vii) any agreements with any Governmental Authority except those entered into in the ordinary course of business which are not material to the Company;

         (viii) any agreements relating to the purchasing of goods by, or the furnishing of services to, the Company (A) requiring financial commitments in excess of $50,000 annually or $100,000 in the aggregate or
(B) having a term which is greater than one year and which is not terminable by the Company on less than 90 days' notice without the payment of any termination fee or similar payment;

         (ix) any contracts, agreements and other arrangements for the sale of assets or for the furnishing of services by the Company (A) with firm commitments having a value in excess of $50,000 annually or $100,000 in the aggregate or (B) having a term which is greater than one year and which is not terminable by the Company on less than 90 days' notice without the payment of any termination fee or similar payment;

         (x) any broker, distributor, dealer, representative or agency agreements;

         (xi) any confidentiality agreements entered into by the Company prior to the date hereof pursuant to which confidential information has been provided to a third party or by which the Company was restricted from providing information to third parties, other than those entered into in the ordinary course of business relating to the Company's operations;

         (xii) any shareholder, voting trust or similar agreements relating to the Company or its securities to which Seller or the Company is a party;

         (xiii) any joint venture, partnership or similar documents or agreements to which the Company is a party;

         (xiv) any material agreements relating to the provision of mortgage, escrow or title services to which the Company is a party; and

         (xv) any agreements that limit the ability of the Company to own, operate, sell, transfer, pledge or otherwise dispose of any material assets.

         (b) Each Material Contract is legal, valid and binding on and enforceable against the Company, and, to the Knowledge of Seller, the other parties thereto, and is in full force and effect. Upon consummation of the transactions contemplated by this Agreement, each Material Contract shall remain in full force and effect without any loss of benefits thereunder and without the need to obtain the consent of any party thereto to the transactions contemplated by this Agreement. The Company is not (and with the giving of notice or lapse of time would not be) in breach of, or default under, any Material Contract and, to the Knowledge of Seller, no other party thereto is in breach of, or default under, any Material Contract, except, in each case, for any such breach or default that would not have a Material Adverse Effect on the Company. The Company has not received any written notice that any Material Contract is not enforceable against any party thereto, that any Material Contract has been terminated before the expiration of its term or that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in breach of, or default under, any Material Contract. True and complete copies of all Material Contracts or, in the case of oral agreements, if any, written summaries thereof have been delivered or made available to Buyer.

         (c) The Assignment and Capitalization Agreement has been duly executed by Seller and the Company and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The Assignment and Capitalization Agreement has not been, nor will be without the prior consent of Buyer (such consent shall not be unreasonably withheld or delayed), amended in any way. All consents required to the valid assignment of the contracts referred to therein have been obtained and are in full force and effect, except as set forth on
Schedule 3.13(c). Except as set forth on Schedule 3.13(c), the Assignment and Capitalization effectively transferred all right, title and interest in the Transferred Assets (as defined therein) from Seller to the Company.

         (d) Substantially all of the employees of the Company have entered into a standard form non-disclosure agreement attached as an exhibit to
Schedule 3.13.

         Section 3.14 Labor Matters.

         Except as set forth on Schedule 3.14 or as would not have a Material Adverse Effect on the Company, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting the Company and there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company is represented by any labor organization and Seller has no Knowledge of any union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees, (iv) there is no unfair labor practice charge or complaint against the Company or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency; and (v) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company.

         Section 3.15 Employment Matters.

         (a) Except as set forth on Schedule 3.15 or as would not have a Material Adverse Effect on the Company, (i) there are no employment or severance agreements with any employees of the Company, (ii) there are no written personnel policies, rules or procedures applicable to employees of the Company, (iii) to the Knowledge of Seller, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (iv) to the Knowledge of Seller, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; (v) the Company is, and has at all times been, in compliance, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws and (vi) there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

         (b) The employees of the Company as of the date hereof are listed on Schedule 3.2(a).

         Section 3.16 Brokers and Finders. In connection with the transactions contemplated hereby, no broker, finder or investment bank has acted directly or indirectly for Seller or the Company, and neither Seller nor the Company has incurred any obligation to pay or which would require Buyer to pay any brokerage, finder's or other fee or commission to any person.

         Section 3.17 Absence of Certain Changes or Events. Except as set forth on Schedule 3.17, since September 30, 1999 the business of the Company has been conducted only in the ordinary course of business and there has not been:

         (a) any damage, destruction, loss or change in or effect on the business of the Company (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect on the Company, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses or from the disclosure of the transactions contemplated by this Agreement;

         (b) cancelled any debts or waived any claims or rights of substantial value, except in the ordinary course of business;

         (c) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

         (d) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in accordance with standard past practices;

         (e) made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $250,000 for additions to property, plant, equipment or intangible capital assets;

         (f) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company; or

         (g) agreed whether in writing or otherwise, to take any action described in this Section.

         Section 3.18 Insurance. All insurance policies owned or held by or on behalf of or providing insurance coverage to the Company and its businesses, properties and assets (or its directors, officers, salespersons, agents or employees) are in full force and effect and all such policies in such amounts will be outstanding and in full force and effect without interruption until the Closing. The Company has not received notice of default under any such policy, nor has it received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 3.18 sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company.

         Section 3.19 Records. The corporate record books of the Company contain accurate records of all material meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all material committees of the Boards of Directors of the Company during the last two years. Complete and accurate copies of all such record books have been made available by Seller to Buyer.

         Section 3.20 Affiliate Transactions. Schedule 3.20 contains a narrative of all agreements, arrangements and payments of any kind since inception of the Company and all currently proposed agreements, arrangements, payments of any kind and transactions, by or between the Company, on the one hand, with or for the benefit of any current or former shareholder, director, officer or other Affiliate of the Company or any of such Person's Affiliates, or any entity in which any such Person has a direct or indirect material interest. All outstanding debts and other obligations of the Company to any stockholders of the Company were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property. All debts of any stockholders, or the Company's officers or directors or the respective Affiliates of the Company to the Company are reflected on the Balance Sheet and all other material transactions between the Company and its Affiliates have been appropriately recorded in the Financial Statements.

         Section 3.21 Indebtedness. Upon the Closing, the Company shall have no indebtedness for borrowed money outstanding other than as previously disclosed in writing to Buyer.

                                ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         Section 4.1 Organization and Qualification. Buyer is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole. True and complete copies of the Buyer Charter and the Buyer By-Laws, as amended to date, as amended to date and currently in full force and effect, have been made available to Seller.

         Section 4.2 Authority and Validity of Agreement. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and each of the Related Agreements and to consummate the transactions contemplated thereby in accordance with its terms. The Board of Directors of Buyer has duly authorized the execution, delivery and performance of this Agreement and each of the Related Agreements by Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or any of the Related Agreements or the transactions contemplated thereby. This Agreement and the Related Agreements have been duly executed and delivered by Buyer and, assuming this Agreement and the Related Agreements constitute the legal, valid and binding obligation of Seller or the other parties thereto, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.3 Consents and Approvals. None of the execution and delivery of this Agreement or any of the Related Agreements by Buyer, nor the consummation by Buyer of the transactions contemplated thereby will require on the part of Buyer or any of its Subsidiaries any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for any applicable filings required under the HSR Act, (ii) for applicable requirements of the Fairness Hearing to be held pursuant to Section 25142 of the CSL, (iii) for the filing of the Registration Statement referenced in Section 7.1(b), and
(iv) for any applicable requirements to obtain listing of the Buyer Common Stock on the Nasdaq National Market.

         Section 4.4 No Violation. Except as set forth on Schedule 4.4, none of the execution and delivery of this Agreement or any of the Related Agreements by Buyer, nor the consummation by Buyer of the transactions contemplated thereby will (i) conflict with or violate the Buyer Charter or the Buyer By-Laws or the charter or by-laws of any Subsidiary of Buyer,
(ii) result in a violation of breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of Buyer or any of its Subsidiaries pursuant to any written agreement, lease, note or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been obtained or which would not reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby or (iii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 4.3 and this Section 4.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or their respective assets or properties, except for such conflicts, violations, breaches or defaults which would not in the aggregate have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole or prevent the consummation of the transaction contemplated hereby.

         Section 4.5 SEC Documents. Buyer has filed all required forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since December 31, 1998 through the date hereof (collectively, the "Buyer SEC Reports"). As of their respective dates, or, if amended, as of the date of the last such amendment, each Buyer SEC Report, (a) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder applicable to such Buyer SEC Reports and (b) at the time they were filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Buyer and its Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules) fairly presents in all material respects the financial position, results of operations and cash flows, as the case may be, of Buyer and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not reasonably likely to be material in amount or effect, and the absence of footnotes), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except (i) as to liabilities arising in the ordinary course of business since the last Buyer SEC Report, (ii) as set forth in the Buyer SEC Reports or (ii) as set forth on Schedule 4.5, neither Buyer nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, secured or unsecured, matured or unmatured, or otherwise) which would have a Material Adverse Effect on Buyer.

         Section 4.6 Investment Representation; Business Investigation. Buyer is acquiring the shares of the Company Common Stock for its own account or investment purposes only and not with a view to the distribution of the shares of the Company Common Stock. Buyer acknowledges that the Company Common Stock has not been registered under the Securities Act or any state securities law in reliance upon an exemption therefrom for non-public offerings and that the Company Common Stock must be held indefinitely unless the sale thereof is registered under the Securities Act or such state securities laws, or an exemption from such registration is available under Rule 144 or otherwise. Buyer (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of valuing an investment in the shares of the Company Common Stock,
(b) has conducted a full and complete business and financial investigation of the Company and has had access to and has examined to its satisfaction the Company's properties and other assets, books, records, filings with governmental agencies and reports and other materials relating to the Company, (c) fully understands the nature, scope and duration of the limitations on transfer applicable to the shares of the Company Common Stock and (d) can bear the economic risk of an investment in the shares of the Company Common Stock and can afford a complete loss of such investment.

         Section 4.7 Compliance with Law; Permits. Except as set forth on
Schedule 4.7, Buyer is not in violation of any applicable statute, rule, regulation, decree or order of any Governmental Entity applicable to Buyer, except for violations which would not be reasonably expected to have a Material Adverse Effect on Buyer. Buyer holds all material Permits which are needed or required by law with respect to its business, operations and facilities as currently conducted. All such Permits are in full force and effect, and Buyer is in compliance in all material respects with all conditions and requirements of such Permits and with all rules and regulations relating thereto.

         Section 4.8 Litigation. Except as set forth on Schedule 4.8, as of the date hereof, there are no claims, actions, proceedings or governmental investigations pending or, to the Knowledge of Buyer, threatened against Buyer which, if adversely determined, would be reasonably expected to have a Material Adverse Effect on Buyer or prevent the consummation of the transactions contemplated hereby. Buyer is not subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree or settlement or consent agreement by or with a Governmental Entity.

         Section 4.9 Issuance of Shares. The shares of the Buyer Common Stock being issued at the Closing have been duly authorized by all necessary corporate action on the part of Buyer, and at the Closing the shares of the Buyer Common Stock issued thereat will have been validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to preemptive or subscription rights of any shareholder of Buyer.

                                 ARTICLE V

                            COVENANTS OF SELLER

         Section 5.1 Access to Information. From the date hereof until the Closing Date, Seller will provide Buyer, its counsel, financial advisors, auditors and other authorized representatives (a) reasonable access during normal business hours and on reasonable notice to the executive officers, properties, books and records of and relating to the Company, and (b) such financial and operating data and other information with respect to the Company, as such Persons may reasonably request. Any information provided, or caused to be provided, by Seller pursuant to this Section 5.1 shall be subject to the terms of the Confidentiality Agreement dated as of February 19, 2000 between Seller and Buyer (the "Confidentiality Agreement").

         Section 5.2 Conduct of the Business. From the date of this Agreement until the Closing Date, Seller agrees to comply with the restrictions contained in this Section 5.2, except as otherwise contemplated by this Agreement, the Assignment and License Agreement, the schedules hereto, or as Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld).

         (a) Ordinary Course. The business of the Company shall be conducted in the ordinary course and the Company will use commercially reasonable efforts (other than the expenditure of any funds) to keep available the services of key employees engaged exclusively in the business of the Company and to preserve the relationships with key customers and suppliers and others having significant business dealings with the business of the Company.

         (b) Governing Documents. The Company will not amend the Company Charter or the Company By-Laws.

         (c) Issuance of Securities. The Company will not issue, transfer, sell or dispose of, authorize or agree to the issuance, transfer, sale or disposition of (whether through the issuance or granting of options, rights, warrants, or otherwise), any shares of capital stock or any voting securities of the Company or any options, rights, warrants or other securities convertible into or exchangeable or exercisable for any such shares of capital stock or voting securities of the Company or amend any of the terms of any securities or agreements relating to such capital stock or voting securities outstanding on the date hereof.

         (d) Acquisitions. The Company will not acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in any such case, except in the ordinary course of business.

         (e) Dispositions. The Company will not sell, lease, license, encumber or otherwise dispose of or agree to sell, license, encumber or otherwise dispose of, any of its material assets other than licenses of the products to customers in the ordinary course of business or pursuant to existing contractual obligations that have been disclosed on the schedules attached.

         (f) Purchases. The Company will not enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business.

         (g) Maintenance of Properties. The Company will continue to maintain and repair all property material to the operation of its business.

         (h) Material Contracts. The Company will not modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business.

         (i) Indebtedness. The Company will not: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume short-term Indebtedness exceeding $50,000 in the aggregate from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any indebtedness issued or guaranteed by the Company, except as required by the terms thereof; (iii) modify the terms of any indebtedness or other liability; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business; make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business; (v) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except in the ordinary course of business, (vi) dispose of or permit to lapse any rights to any Company Intellectual Property or (vii) change any of the banking or safe deposit arrangements.

         (j) Compensation. The Company will not make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of the Company) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to amend (A) the Company Option Plan such that the transactions contemplated by this Agreement will constitute a "Sale of the Company" (as defined in the Company Option Plan) and (B) the last sentence of Section 10.2 of the Company Option Plan to provide that the Company Option Plan and all outstanding options set forth on Schedule 3.2 granted under such plan will not terminate prior to the Closing Date.

         (k) Benefit Plans. Except as required by law or contemplated hereby, the Company will not adopt any plan, arrangement or policy which would become a Company Benefit Plan or amend any such plans, except as set forth in Section 5.2(j) above.

         (l) Accounting Methods. The Company will not change any of the accounting methods used by it unless required by GAAP.

         (m) Tax Elections and Settlement. The Company shall not make any material election for Tax purposes or enter into any material agreement, arrangement or settlement with respect to Taxes that solely relate to the Company (or have any such action taken on its behalf, that with respect to Taxes, solely relate to the Company).

         (n) Insurance. The Company will not permit any insurance policy naming it as a beneficiary or a loss payable to it to be cancelled or terminated without notice to Buyer, except policies providing coverage for losses not in excess of $50,000 which are replaced without diminution of or gaps in coverage.

         (o) Claims. The Company will not pay, repurchase, discharge or satisfy any of its material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the date of the Balance Sheet in the ordinary course of business.

         (p) Agreements. The Company will not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

         (q) Notice. If any individuals listed on Schedule 3.2(a) resign their employment or whose employment is terminated by Seller for any reason prior to the Closing Date, Seller shall provide Buyer with notice in writing of such resignation or termination as soon as practicable after such event.

         Section 5.3

         (***)

(***) Denotes language for which the company has requested confidential treatment pursuant to the rules and regulations of Securities and Exchange Act of 1934, as amended.

         Section 5.4 FIRPTA Compliance. On the Closing Date, Seller shall deliver to Buyer a properly executed statement pursuant to Treasury Regulation ss.1.1445-2(b)(2) for purposes of satisfying Buyer's obligations under Section 1445 of the Code and the regulations thereunder.


                                ARTICLE VI

                             COVENANTS OF BUYER

         Section 6.1 Access to Information. From the date hereof until the Closing Date, Buyer will provide Seller, its counsel, financial advisors, auditors and other authorized representatives (a) reasonable access during normal business hours and on reasonable notice to the executive officers, properties, books and records of and relating to Buyer, and (b) such financial and operating data and other information with respect to Buyer, as such Persons may reasonably request. Any information provided, or caused to be provided, by Buyer pursuant to this Section 6.1 shall be subject to the terms of the Confidentiality Agreement.

         Section 6.2 Permits. Buyer shall be responsible, at its own expense, for all Permits, licenses and other approvals required for the Company to conduct the business of the Company subsequent to the Closing.

         Section 6.3 Listing. Buyer shall use its reasonable best efforts to cause the shares of the Buyer Common Stock to be issued at the Closing to be listed or otherwise eligible for trading on the Nasdaq National Market or other national securities exchange.

         Section 6.4 Periodic Information. For so long as any shares of the Buyer Common Stock issued to Seller at the Closing are held by Seller, Buyer shall file all reports required to be filed by Buyer under Section 13 or 15(d) of the Exchange Act.

                                ARTICLE VII

                       COVENANTS OF BUYER AND SELLER

         Section 7.1 Preparation of Permit Application, Hearing Request, Hearing Notice and Information Statement.

         (a) As promptly as practicable after the date hereof, Buyer shall prepare, with the reasonable cooperation of the Company and Seller, and file with the Commissioner of Corporations of the State of California (the "Commissioner"), all documents required by the CSL to obtain a permit pursuant to Section 25121 of the CSL (the "Permit Application"), so that the issuance of Buyer Common Stock pursuant to this Agreement shall be exempt from registration as provided by Section 3(a)(10) of the Securities Act. Each of Buyer and Seller shall use reasonable efforts to have the Permit Application declared effective under the CSL as promptly as practicable after such filing. Each of Buyer and Seller will promptly provide all information relating to their respective business and operations necessary for inclusion in the Permit Application to satisfy all requirements of applicable state and federal securities laws. Each of Buyer and Seller shall be solely responsible for any statement, information, or omission, in the Permit Application relating to its affiliates based upon the written information furnished by it or its representatives.

         (b) Registration of the Buyer Common Stock. In the event the exemption from registration provided by Section 3(a)(10) of the Securities Act is not obtained as contemplated in Section 7.1(a), then in such event the Buyer shall file a registration statement with respect to the Buyer Common Stock issued to Seller on Form S-3 with the SEC pursuant to Rule 415 registering all of the Buyer Common Stock under the Securities Act (the "Registration Statement") no later than 65 days after the date of this Agreement. The Registration Statement shall be for the benefit of Seller. Buyer shall use its best efforts to prepare any financial statements, and other information, required for such filings as expeditiously as possible, but in any event no later than the Closing Date. If Form S-3 or Rule 415 is unavailable, then Buyer shall register the Buyer Common Stock issued to Seller with a different form or arrangement that is available. Buyer shall cause the Registration Statement to become effective no later than the Closing Date and also will take any action reasonably required to be taken under federal or state securities laws to maintain the effectiveness of the Registration Statement until the earlier of (a) one year after the Registration Statement is declared effective and (b) the date all of the Buyer Common Stock issued to Seller is sold (except as provided in Section 7.1(c) below). Buyer shall take all other actions reasonably requested by the Seller to facilitate sales of the Buyer Common Stock issued to Seller. If some or all of the Buyer Common Stock issued to Seller is to be sold in an underwritten public offering, Buyer will take such actions as are reasonably requested in connection therewith, including entering into a customary underwriting agreement and making reasonably requested management presentations. Buyer shall be responsible for the payment of all fees and expenses relating to the Buyer Common Stock to be registered and the Registration Statement, other than underwriting spreads relating to the Buyer Common Stock, if applicable.

         (c) Buyer shall be entitled to suspend the use of the effective Registration Statement under this Section 7.1, for any fifteen (15) day period (a "Delay Period"); provided, however, that (i) in no event shall a Delay Period occur within the first thirty (30) trading days immediately following the Closing Date, (ii) no Delay Period shall occur for a period of fifteen (15) days from the termination of any previous Delay Period, and
(iii) the aggregate of all Delay Periods shall not exceed ninety (90) days. The time period for which the Buyer is required to maintain the effectiveness of the Registration Statement shall be extended by the aggregate number of days of all Delay Periods during such registration.

         (d) None of the information supplied by Buyer or Seller, respectively, for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If (i) Buyer becomes aware of the occurrence of any event with respect to Buyer or its officers and directors or any other information not supplied by Seller or (ii) Seller becomes aware of any facts with respect to information supplied by them, which is required to be described in the Registration Statement (or in any amendment, or supplement to, the Registration Statement), Buyer shall notify Seller or Seller shall notify Buyer, as the case may be, and Buyer shall promptly prepare an appropriate amendment or supplement in which such event shall be so described and such amendment or supplement will comply with all provisions of applicable law. Buyer will take such actions as are necessary to ensure that the Registration Statement will comply in all material respects with the requirements of the Securities Act (other than with respect to information supplied by Seller for inclusion therein). Buyer is not aware of any facts or circumstances which would prevent or delay the filing or the effectiveness of the Registration Statement as required by this Section 7.1.

         Section 7.2 Reasonable Efforts.

         (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable, including such actions or things as the other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall consult and fully cooperate with and provide assistance to each other in obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, or filing with any Governmental Entity as soon as reasonably practicable after filing. Prior to making any application or filing with any Governmental Entity or other person or entity in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         (b) As soon as practicable, but in any event no later than ten
(10) business days after the date hereof, each of the parties shall file any notification and report forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to transactions contemplated hereby and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable. Each of Buyer and Seller shall furnish to the other such information and assistance as the other shall reasonably request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Entity under the HSR Act or any comparable laws of foreign jurisdictions, and each of Buyer and Seller shall keep the other promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Entities.

         (c) Notwithstanding the foregoing or any other covenant herein contained, the Company shall not be entitled or required to divest or hold separate or otherwise take or commit to take any action that limits Buyer's freedom of action with respect of, or its ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company without Buyer's prior written consent.

         Section 7.3 Certain Filings. Each of Seller and Buyer shall prepare and file any Other Filings required to be filed by them. Seller and Buyer shall cooperate with each other and provide to each other all information necessary in order to prepare the Other Filings. The information provided by Seller and Buyer for use in the Other Filings shall at all times prior to the Closing Date be true, complete and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading. Each such filing shall, when filed, comply in all material respects with applicable law.

         Section 7.4 Public Announcements. Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement unless the text of such statement is first agreed upon by the parties.

         Section 7.5 Tax Matters.

         (a) Buyer recognizes that the Company will join with Seller and The Walt Disney Company, a Delaware corporation, in filing unitary, consolidated or combined Tax Returns as members of a unitary, consolidated or combined group, as applicable (the "Disney Consolidated Group"). After the Closing Date, Seller shall include or cause to be included to the extent required by law, the taxable income or loss, and all other items, of the Company for periods ending before or on the Closing Date, in the relevant unitary, consolidated or combined Tax Returns of the Disney Consolidated Group; provided, however, that Buyer and Seller agree that any transaction, action or inaction that occurs (or in the case of inaction, fails to occur) on the Closing Date and after the Closing and is out of the course of the ordinary business (other than any transaction contemplated in Section 7.6 of this Agreement) shall be reported and taken into account for all Tax purposes in accordance with the "next day rule" of Treasury Regulation Section 1.1502-76 and its principles.

         (b) Seller shall be responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns (and payment of Tax with respect thereto) required or permitted by applicable law to be filed by the Company (or by Seller (or an Affiliate thereof) on its behalf) with respect to periods that end on or before the Closing Date, (ii) any elections related to such Tax Returns and (iii) any Audit (including the execution of any waiver of limitation with respect to an Audit) relating to any such Tax Returns and any Taxes that relate to any Pre-Closing Period (it being understood that Seller shall have no payment or indemnification obligation with respect to any Tax that relates to a Post-Closing Period); provided, however, if any Audit for which Seller is responsible pursuant to this
Section 7.5(b) could reasonably be expected to result in a material increase in Tax liability for which Buyer or the Company could be responsible, Seller shall consult in good faith with Buyer in respect of the specific issues that could give rise to such increased Tax liability. Notwithstanding any other provision of this Agreement, Buyer grants to Seller and its duly appointed representatives the sole right to negotiate, resolve, settle or contest any claim for Tax with respect to any Pre-Closing Period (or portion thereof). If Seller does not assume the defense of any such claim for Tax, Buyer may defend the same in such manner as it may deem appropriate, but not settle or otherwise compromise any such Audit or proceeding at the expense of Seller without first obtaining the written consent of Seller.

         (c) Unless requested by Seller (in which event Buyer agrees to comply, and cause its affiliates to comply with such requests), neither Buyer nor the Company nor any Subsidiary thereof shall file (or permit to be filed) any amended Tax Return with respect to the Company for any Pre-Closing Period without obtaining the prior written consent of Seller and neither Buyer nor the Company nor any Subsidiary thereof shall, with respect to Taxes, take or advocate (or permit to be taken or advocated) any position, initiate (or permit to be initiated) any claim or otherwise take (or fail to take) any action that could adversely affect Seller or any of its Affiliates. Buyer shall not carry back any loss of either the Company or any Subsidiary thereof to a period that began on or before the Closing Date without the prior written consent of Seller (which consent may be withheld in the sole and absolute discretion of Seller).

         (d) Buyer, the Company and Seller agree to report any item attributable to a transaction, action or inaction that occurs (or in the case of an inaction, fails to occur) on the Closing Date but after the Closing and is out of the ordinary course of business (other than any transaction contemplated in Section 7.6 of this Agreement) on Tax Returns relating to Post-Closing Periods in accordance with the "next day rule" contained in Treas. Reg. Section 1.1502-76(a).

         (e) Buyer and the Company shall be responsible for (i) all Tax Returns (and payment of Tax with respect thereto) required to be filed by the Company with respect to periods that begin after the Closing Date, (ii) the Straddle Tax Returns (as defined below) and payment of Tax with respect thereto, if any, which Buyer shall timely file and (iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns or any Taxes that relate to a Post-Closing Period and shall have ultimate discretion with respect thereto; provided, however, that (x) in the case of any Straddle Tax Return, the preparation and filing of such Tax return shall be subject to review and written approval of Seller, which approval shall not be unreasonably withheld; provided, however, that Buyer shall provide Seller with copies of any such Straddle Tax Return (including, without limitation, any workpapers or other supporting documentation with respect thereto) at least 15 days prior to the due date of such Tax Return and (y) in the event that any Audit for which Buyer is responsible pursuant to this Section 7.5(e) could reasonably be expected to result in a material increase in Tax liability for which Seller could be responsible, Buyer shall consult in good faith with Seller in respect of the specific issues that could give rise to such increased Tax liability for which Seller could be responsible. A "Straddle Tax Return" is a Tax Return of the Company for any Straddle Period. For purposes of apportioning a Tax relating to the Straddle Period between the Pre-Closing Straddle Period and the Post-Closing Straddle Period, the parties hereto shall treat the Closing Date as the last day of the Pre-Closing Straddle Period (i.e., the parties shall "close the books" on such date) and shall elect to do so if permitted by applicable law; provided, however, that any item attributable to any transaction, action or inaction that occurs (or in the case of inaction, fails to occur) on the Closing Date and after the Closing and is out of the ordinary course of business (other than any transaction contemplated in Section 7.6 of this Agreement) shall be reported and taken into account for all Tax purposes in accordance with the "next day rule" of Treasury Regulation Section 1.1502-76 and its principles. Buyer and the Company shall have ultimate discretion with respect to any Audit of the Company that relates solely to a Post-Closing Period and Seller and Buyer shall have joint discretion with respect to any Audit that relates to a Straddle Period.

         (f) After the Closing Date, each of Buyer and the Company, on the one hand, and Seller, on the other, shall (i) provide, or cause to be provided, to each other's respective Subsidiaries, officers, employees, representatives and affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Company, by any of them in connection with the preparation of any Tax Return or any Audit of the Company in respect of which Buyer, the Company or Seller, as the case may be, is responsible pursuant to Sections 7.5(b) or (e) of this Agreement, (ii) retain, or cause to be retained, for so long as any such taxable years or Audit shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Audits and (iii) cooperate with respect to all matters relating to Taxes (including, without limitation, the preparation of Tax compliance packages, the filing of Tax Returns, the filing of an amended Tax Return if requested by Seller, Audits, and proceedings).

         (g) Each of Buyer and the Company, on the one hand, and Seller, on the other, shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other party in writing not later than (i) ten (10) business days after the receipt of any notice of any Audit relating to the Company and again (ii) fifteen (15) business days prior to the settlement or Final Determination of any Audit of the Company for which it was responsible pursuant to Section 7.5(b) or (e) of this Agreement which could reasonably be expected to affect the Tax liability of such other party for any taxable year; provided, however, that this requirement shall not require Seller to inform, apprise or notify Buyer, the Company (or any other party) with respect to any Audit, settlement or Final Determination relating to Taxes for which the Company is or may be liable by reason of its having been a member of any consolidated, combined or unitary group.

         Section 7.6 Section 338(h)(10) Election. Seller, Buyer and the Company agree to treat the purchase of the Company Common Stock as a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code, and comparable state and local income tax provisions and shall make a joint election under Section 338(h)(10) of the Code (the "Section 338(h)(10) Election"). In connection with the making of the Section 338(h)(10) Election, Seller shall deliver to Buyer as soon as reasonably practicable after the Closing Date a preliminary schedule (the "Preliminary
Section 338 Schedule") setting forth the fair market value of the assets and the amount of liabilities of the Company taken into account under Treas. Reg. ss.ss. 1.338-4T and -5T. The Preliminary Section 338 Schedule shall be subject to review and approval of Buyer, which approval shall not be unreasonably withheld. If Buyer and Seller are unable to resolve any disagreement between them as to the fair market value of any asset or the amount of any liabilities set forth in the Preliminary Section 338 Schedule, the disputed value or amount shall be reviewed and determined by a certified public accounting firm of national reputation (the "Accountants") mutually chosen and jointly engaged by Seller and Buyer, whose determination shall be final. Upon Buyer's approval of the Preliminary Section 338 Schedule (or a determination by the Accountants of all of the disputed values and/or amounts), Seller shall deliver to Buyer a final schedule (the "Final Section 338 Schedule"). Buyer and Seller shall exchange properly executed copies of IRS Form 8023, all required schedules related thereto, and all comparable state and local income tax forms and schedules, all of which are to be prepared based upon and consistent with the Final Section 338 Schedule. If any changes are required to be made to any of these forms or schedules (including the Final Section 338 Schedule) as a result of information that first becomes available after Seller has delivered to Buyer the Final Section 338 Schedule, the Parties shall promptly and in good faith reach an agreement as to the precise changes required to be made. Buyer and Seller shall use the Final Section 338 Schedule for purposes of determining and allocating the "aggregate deemed sale price" and "adjusted grossed-up basis" pursuant to Treas. Reg. ss.ss. 1.338-4T, -5T and -6T (and comparable state income tax provisions) and preparing all Tax Returns.

                               ARTICLE VIII

                        SURVIVAL AND INDEMNIFICATION

         Section 8.1 Nature and Survival of Representations and Warranties; Indemnification, etc.

         (a) Survival of Representations, Warrants and Covenants. Except as set forth in Section 8.1(b), all covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date to the extent expressly provided herein and all representations and warranties of the parties made in this Agreement shall be made as of the date hereof and shall survive until the 20-month anniversary of the Closing Date, notwithstanding any investigation at any time made by or on behalf of the other party (the "Survival Period"); provided, however, that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 4.1 and
4.2 shall survive without termination.

         (b) Notwithstanding any other provision of this Agreement, (i) the representations and warranties contained in Section 3.11 (relating to Taxes) shall not survive the Closing Date, and (ii) the covenants contained in Section 7.5 (relating to Taxes) shall survive indefinitely.

         Section 8.2 Indemnification.

         (a) Indemnification by Seller.

         (i) Seller shall indemnify, defend and hold harmless the Company, Buyer and each of their respective Affiliates (each, a "Buyer Indemnitee") from and against, and shall reimburse each Buyer Indemnitee for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees imposed upon or incurred by such Buyer Indemnitee, directly or indirectly (a "Loss" or "Losses") arising out of or relating to (A) any misrepresentation or breach of any representation or warranty contained in Article III and (B) any breach by Seller in any material respect of any covenant or agreement of Seller contained in or arising out of this Agreement, unless deemed to be waived by Buyer pursuant to Section 8.1(a).

         (ii) Notwithstanding Section 8.2(a)(i), Seller shall not have any liability under this Agreement in respect of any claim for indemnification
(A) until the aggregate amount of all Losses (other than Losses covered by clause (B) below) otherwise subject to indemnification equals or exceeds $4,000,000, at which time only those Losses in excess of $4,000,000 shall be recoverable and (B) until the aggregate amount of all Losses arising out of or relating to a misrepresentation or breach by Seller of the representations or warranties contained in Section 3.10 hereof equals or exceeds $500,000, at which time only those Losses in excess of $500,000 (other than any Losses arising out of an eligible rollover distribution as defined in Section 401(a)(31) of the Code) shall be recoverable; provided, however, that in no event shall Seller's aggregate liability exceed $127,000,000. Seller's obligation to indemnify the Buyer Indemnities shall terminate upon the expiration of the relevant representation, warranty or covenant, except that any claim for indemnification in respect of which notice is given in accordance with the provisions of Sections 8.1 and 8.2 prior to such date shall survive with respect to such claim until final resolution thereof.

         (b) Indemnification by Buyer.

         (i) Buyer shall indemnify, defend and hold harmless Seller and each of its Affiliates (other than the Company and its controlled Affiliates, (each, a "Seller Indemnitee") from and against, and shall reimburse each Seller Indemnitee for, all Losses arising out of or relating to (a) any misrepresentation or breach of any representation or warranty contained in Article IV, (b) any breach by Buyer in any material respect of any covenant or agreement of Buyer contained in or arising out of this Agreement, unless deemed to be waived by Seller pursuant to Section 8.1(a).

         (ii) Notwithstanding Sections 8.2(b)(i), Buyer shall not have any liability under this Agreement in respect of any claim for indemnification until the aggregate amount of all Losses otherwise subject to indemnification equals or exceeds $4,000,000, at which time only those Losses in excess of $4,000,000 shall be recoverable; provided, however, that in no event shall Buyer's aggregate liability exceed $127,000,000. Buyer's obligation to indemnify the Seller Indemnitees shall terminate upon the expiration of the relevant representation, warranty or covenant, except that any claim for indemnification in respect of which notice is given in accordance with the provisions of Sections 8.1 and 8.2 such date shall survive with respect to such claim until final resolution thereof.

         (c) Third Party Claims. Promptly after the receipt by any Buyer Indemnitee or Seller Indemnitee of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, if and only to the extent that (i) the Indemnifying Party has not employed counsel or counsel reasonably acceptable to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party. The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under Sections 8.1 and 8.2. The parties shall also cooperate in any such defense, give each other reasonable access to all information relevant thereto and use commercially reasonable efforts to make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. In addition, in the case of claims relating to environmental matters, the Indemnifying Party shall be given reasonable access to the relevant sites and shall have the right to attend all material meetings with Governmental Entities or other third parties responsible for the claim or any related remedial action. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. In the case of claims relating to Taxes, the provisions of Section
7.5 shall control.

         (d) Indemnification Deductible. In determining whether the dollar amount of Losses identified in Sections 8.2(a)(ii) or 8.2(b)(ii) have been exceeded, such determination shall be made without regard to any "material" or "Material Adverse Effect" qualifications to the representations, warranties, or covenants.

         Section 8.3 Tax Indemnification. The parties agree that (without regard to the limitations set forth in the first sentence of Section 8.2(a)(ii) and the first sentence of Section 8.2(b)(ii)):

         (a) Seller shall be liable for, shall pay to the appropriate Tax Authorities (or shall pay to the Company as a reimbursement for Taxes paid by the Company or the Buyer, to the appropriate Tax Authorities with respect to a Straddle Tax Return; provided, that Seller has agreed in writing to the amount of such Taxes in advance of the filing of any such Straddle Tax Return), and shall hold Buyer and the Company harmless against all liabilities for Taxes (but only to the extent such Taxes exceed the Tax reserve, if any, included in the Financial Statements of the Company) (x) of the Company for any Pre-Closing Period (including any Taxes arising from the Section 338(h)(10) Election) other than Taxes described in Section 8.3(d)(i) or (y) of any member of the Disney Consolidated Group other than the Company arising under Treasury Regulation section 1.1502-6 (or similar provision of state, local or foreign law) with respect to the Disney Consolidated Group for any taxable year of the group during which the Company is a member of such group and that begins prior to the Closing Date; provided, however, that Seller shall have no liability for any Taxes relating or attributable to any transaction, action or inaction that occurs (or in the case of inaction, fails to occur) on the Closing Date and after the Closing and is out of the ordinary course of business (other than any transaction contemplated in Section 7.6 of this Agreement). Seller shall be entitled to all Tax refunds (including interest) attributable to any Pre-Closing Period.

         (b) Buyer and the Company shall be jointly and severally liable for, shall pay to the appropriate Tax Authorities, and shall hold Seller harmless against all liabilities for Taxes of the Company that relate to any Post-Closing Period and all liabilities for Taxes relating or attributable to any transaction, action or inaction that occurs (or in the case of inaction, fails to occur) on the Closing Date and after the Closing and is out of the ordinary course of business (other than any transaction contemplated in Section 7.6 of this Agreement). Buyer and the Company shall be entitled to any Tax refund (including interest) attributable to any Post-Closing Period.

         (c) The obligations of the parties to indemnify each other pursuant to this Section 8.3 shall continue until the relevant statutory period of limitations (taking into account any extensions or waivers thereof) for the assessment of Taxes, covered by this Section 8.3, has expired.

         (d) The parties hereto agree that (i) all state and local transfer and sales Taxes applicable to the purchase of the Company Common Stock contemplated herein shall be borne equally by Buyer and Seller and (ii) all real and personal property Taxes shall be apportioned on a daily pro rata basis.

         Section 8.4 Exclusive Remedies. The sole and exclusive remedy of a party to this Agreement for any claim arising under this Agreement against another party hereto following the Closing shall be the indemnification provided in Section 8.2 and each party agrees that it will not pursue any other remedy, except in the case of fraud and that any such party may seek specific performance or injunctive relief.

         Section 8.5 Notices of Certain Events. Each of Buyer and Seller shall promptly notify the other following the receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby or of any action, suit, claim or proceeding commenced or, to its knowledge threatened, against it which relates to or seeks to prohibit the consummation of the transactions contemplated hereby.

         Section 8.6 Implied Warranties. Except as expressly provided in this Agreement, neither Seller nor Buyer has made and is making any representation or warranty whatsoever to the other as to itself or its business and shall not be liable in respect of the accuracy or completeness of any information provided to the other in connection with this Agreement. Without limiting the foregoing, each party acknowledges that it, together with its advisors, has made its own investigation of the other party and its business and is not relying on any implied warranties (whether of merchantability or fitness for a particular purpose or otherwise), or upon any representation or warranty whatsoever as to the prospects (financial or otherwise), or the viability or likelihood of success, of the other's business as conducted after the Closing Date, (including upon the information contained in the Confidential Executive Summary furnished by Seller to Buyer on February 15, 2000 (the "Confidential Executive Summary"), or in any subsequent or supplemental materials provided by Seller), except as expressly provided in this Agreement. Furthermore, Buyer hereby waives, and releases Seller and its Affiliates, from any claims it may have based upon or in connection with the financial projections contained in the Confidential Executive Summary.

         Section 8.7 Employee Benefits.

         (a) For a period of one year following the Closing Date, Buyer will provide or cause to be provided to Company employees benefits that are in the aggregate substantially comparable to the benefits currently provided to similarly situated Company employees. Buyer and the Company agree that where applicable with respect to any medical or dental benefit plan of Buyer, Buyer shall waive, with respect to any Company employee, any pre-existing condition exclusion to the extent such exclusion would not have applied under the applicable plan of Seller or its Affiliates as of the Closing Date.

         (b) Immediately prior to the Closing Date, the Company shall cease to be a participating employer under each Company Benefit Plan.

         (c) Seller shall give notice to those employees of the Company (and their spouses) who do not continue employment with the Company on or before the Closing Date (the "Terminated Employees") of their rights to continue coverage under Section 4980B of the Code ("COBRA") in accordance with applicable law. With respect to continuation coverage under COBRA, (i) Seller shall be or continue to be responsible at all times with respect to
(A) all current or former employees of the Company and their dependents covered , or entitled to coverage or notice under COBRA on or before the Closing Date and (B) Terminated Employees and their dependents. Seller hereby agrees to indemnify and hold harmless Buyer against any and all losses which Buyer may incur in respect of any of the foregoing.

         (d) Buyer shall give notice to those employees of the Company (and their spouses) whose employment with the Company is terminated after the Closing Date (the "Buyer Terminated Employees") of their rights to continue coverage under COBRA in accordance with applicable law. With respect to continuous coverage under COBRA, Buyer shall be responsible at all times with respect to all Buyer Terminated Employees and their dependents, covered or entitled to coverage under COBRA, following the Closing Date. Buyer hereby agrees to indemnify and hold harmless Seller against any and all losses which Seller may incur in respect of the forgoing.

         Section 8.8 Adjustment to Purchase Price. Any indemnity payment made pursuant to this Article VIII shall be treated, to the extent permitted or required by law, by all parties as an adjustment to the Purchase Price.

                                ARTICLE IX

                                 CONDITIONS

         Section 9.1 Conditions to Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the conditions contained in this Section 9.1, any or all of which may be waived in writing by Seller or Buyer in whole or in part to the extent permitted by applicable law.

         (a) No Injunction. No federal or state governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits or enjoins the consummation of the transactions contemplated hereby; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

         (b) Hart-Scott-Rodino Requirements. The waiting periods (as such may be extended by the Governmental Entities involved) applicable to the consummation of the transactions contemplated hereby under the provisions of the HSR Act shall have expired or have been terminated by the appropriate Governmental Entity.

         (c) Regulatory Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for any documents required to be filed, or consents, authorizations, orders or approvals required to be issued, after the Closing Date.

         (d) NASD Listing. The Buyer Common Stock to be issued at Closing shall have been listed on the Nasdaq National Market.

         Section 9.2 Conditions Precedent to the Obligations of Seller. The obligation of Seller to effect the transactions contemplated hereby is also subject to the satisfaction at or prior to the Closing Date of each of the additional conditions contained in this Section 9.2, unless waived by Seller.

         (a) Accuracy of Representations and Warranties. All representations and warranties made by Buyer herein shall be true, complete and correct in all respects at and as of the date hereof and at and as of the Closing Date, except for (i) changes permitted by this Agreement, (ii) those representations and warranties that are made as of a specific date or time, which shall be true, complete and correct in all respects only as of such specific date or time, subject to clauses (i) and (iii), and (iii) any inaccuracies that would not reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole.

         (b) Compliance with Covenants. Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

         (c) Officer's Certificates. Seller shall have received such certificates of Buyer, dated the Closing Date and signed by an executive officer of Buyer, to evidence satisfaction of the conditions set forth in this Article IX (insofar as each relates to Buyer) as may be reasonably requested by Seller.

         (d) Consents. All consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in Sections 3.4, 4.3 and Schedule 3.5 required to be obtained or made prior to the Closing Date shall have been made or obtained.

         (e) Section 3(a)(10) Exemption; Registration Statement. The permit contemplated by Section 7.1 shall have been declared effective perfecting the exemption from registration under Section 3(a)(10) of Buyer Common Stock or the Registration Statement shall have been declared effective.

         (f) Assignment and License Agreement. The Assignment and License Agreement, in the form attached hereto as Exhibit B (the "Assignment and License Agreement") shall be executed and delivered by Buyer and, subject to the execution by the other parties thereto, be in full force and effect.

         (g) Software License Agreement. The Software License Agreement, in the form attached hereto as Exhibit C, together with any exhibits or schedules attached thereto (the "Software License Agreement") shall be executed and delivered by the parties thereto and be in full force and effect.

         (h) Financial Statements. The Buyer shall not have admitted in writing, failed to deny, or issued a press release describing, any material inaccuracies in its SEC Reports or earnings press releases filed or issued prior to the Closing Date that would have a material negative effect on Buyers' financial statements publicly issued or released prior to the Closing Date.

         Section 9.3 Conditions Precedent to the Obligations of Buyer. The obligation of Buyer to effect the transactions contemplated hereby is also subject to the satisfaction at or prior to the Closing Date of each of the additional conditions contained in this Section 9.3, unless waived by Buyer.

         (a) Accuracy of Representations and Warranties. All representations and warranties made by Seller herein shall be true, complete and correct in all respects at and as of the date hereof and at and as of the Closing Date, except for (i) changes permitted by this Agreement or the Assignment and License Agreement, (ii) those representations and warranties that are made as of a specific date or time, which shall be true, complete and correct in all respects only as of such specific date or time, subject in the case of clauses (i) and (iii), and
(iii) any inaccuracies that would not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Compliance with Covenants. Seller shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

         (c) Officer's Certificates. Buyer shall have received such certificates of Seller, dated the Closing Date, signed by an executive officer of Seller to evidence satisfaction of the conditions set forth in this Article IX (insofar as each relates to Seller) as may be reasonably requested by Buyer.

         (d) Consents. All consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Sections 3.4, 4.3 and Schedule 3.5 required to be made or obtained prior to the Closing Date shall have been made or obtained.

         (e) Assignment and Capitalization Agreement. The Assignment and Capitalization Agreement by and between Seller and the Company, dated February 2, 2000, together with any exhibits or schedules attached thereto (the "Assignment and Capitalization Agreement"), shall be in full force and effect.

         (f) Assignment and License Agreement. The Assignment and License Agreement shall be executed and delivered by Seller and, subject to the execution by the other parties thereto, be in full force and effect.

         (g) Copyright Assignment. The Copyright Assignment, in the form attached hereto as Exhibit D, together with any exhibits or schedules attached thereto (the "Copyright Assignment"), shall be executed and delivered by Seller and, subject to the execution by the other parties thereto, be in full force and effect.

         (h) Patent Assignment. The Patent Assignment, in the form attached hereto as Exhibit E, together with any exhibits or schedules attached thereto (the "Patent Assignment"), shall be executed and delivered by Seller and, subject to the execution by the other parties thereto, be in full force and effect.

         (i) Trademark Assignment. The Trademark Assignment, in the form attached hereto as Exhibit F, together with any exhibits or schedules attached thereto (the "Trademark Assignment"), shall be executed and delivered by Seller and, subject to the execution by the other parties thereto, be in full force and effect.

         (j) Non-Compete Agreement. The Non-Compete Agreement, dated the date hereof, between the parties thereto and attached hereto as Exhibit G, together with any exhibits or schedules attached thereto (the "Non-Compete Agreement"), shall be executed and delivered by the affiliate of Seller referenced therein and, subject to the execution by the other parties thereto, be in full force and effect.

         (k) Lock-up Agreement. The Lock-up Agreement, in the form attached hereto as Exhibit H, together with any exhibits or schedules attached thereto ( the "Lock-up Agreement"), shall be executed and delivered by Seller and, subject to the execution by the other parties thereto, be in full force and effect.

         (l) Obligations Agreement. The Obligations Agreement, dated the date hereof, between the parties thereto, attached hereto as Exhibit I, together with any exhibits or schedules attached thereto (the "Obligations Agreement"), shall be executed and delivered by the affiliate of Seller referenced therein and, subject to the execution by the other parties thereto, be in full force and effect.

         (m) Material Adverse Effect. There shall not have occurred any matter, event or circumstance that would reasonably be expected to have a Material Adverse Effect on the Company.

         (n) Working Capital. The Company shall have at least $1.00 of Net Working Capital.

         (o) Audited Financial Statements. Seller shall have delivered to Buyer on or prior to the Closing Date the audited balance sheet and the audited statements of income and cash flows for the years ended October 3, 1998 and October 2, 1999 for the Company's business.

                                 ARTICLE X

                                TERMINATION

         Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a) by mutual written consent of Seller and Buyer;

         (b) by either Seller or Buyer, if: the Closing has not occurred on or prior to the Termination Date or such other date, if any, as Buyer and Seller shall agree upon (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

         Section 10.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its Affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except that termination shall not affect (i) the obligations of the parties or the representations and warranties of the parties contained in Sections 3.15,
7.4 and 11.4 and the confidentiality provisions of Sections 5.1 and 6.1, which shall survive any such termination and (ii) the rights and remedies available as a result of any breach of any representations, warranties or covenants hereunder.

                                ARTICLE XI

                               MISCELLANEOUS

         Section 11.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

         (a) if to Buyer, to:

                           Inktomi Corporation
                           4100 East Third Avenue
                           Foster City, CA  94404
                           Attn: Corporate Counsel
                           Fax:  650-653-1835

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Palo Alto, CA  94301
                           Attn: Kenton J. King, Esq.
                           Fax:  650-470-4570

         (b) if to Seller, to:

                           Infoseek Corporation
                           1315 Chesapeake Terrace
                           Sunnyvale, CA 94089
                           Attn: Laura Beauchesne
                           Fax: 408-734-9358

                           with a copy to:

                           The Walt Disney Company
                           500 South Buena Vista Street
                           Burbank, CA 91521
                           Attn: General Counsel
                           Fax:  818-238-0404

                           with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attn: Morton A. Pierce, Esq.
                           Fax:  212-259-6333


or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

         Section 11.2 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement constitutes, the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

         Section 11.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, other than Section 8.7, expressed or implied, is intended to confer on any Person, other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.4 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense. Seller shall be solely responsible for all of the Company's expenses arising out of this Agreement and the transactions contemplated thereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants).

         Section 11.5 Amendments. This Agreement may be amended by the parties at any time prior to the Closing Date in a written instrument signed on behalf of each of the parties hereto.

         Section 11.6 Waivers. At any time prior to the Closing Date, Seller, on the one hand, or Buyer, on the other hand, may, to the extent legally allowed, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach of or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

         Section 11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 11.8 Captions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Section 11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any applicable principles of conflicts of law.

         Section 11.11 Limitations of Remedies. Neither party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder, provided that nothing hereunder shall preclude any recovery by an indemnified party against an indemnifying party for third party claims.

         Section 11.12 Representation By Counsel; Interpretation. Buyer and Seller each acknowledge that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

         Section 11.13 Confidential Information.

         (a) Subject to the terms of the Assignment and License Agreement and the Confidentiality Agreement (as defined therein), Seller agrees that following the Closing Date and for a period of two years thereafter, Seller will keep secret and retain in confidence, and will not publish or disclose to any third person (other than any affiliate of Seller or any third party contractor who agreed to keep such information confidential), any Confidential Information (as defined below). Notwithstanding the foregoing, Seller may disclose Confidential Information: (i) as required by applicable law, judicial or regulatory subpoena or any securities exchange listing agreement to which Seller is a party, provided that to the extent reasonably practicable, Seller gives Buyer prior notice of such disclosure (or if not reasonably practicable, as soon thereafter as possible); (ii) to the extent such Confidential Information has been disclosed by a third party (through no fault of Seller); (iii) to the extent such Confidential Information is or becomes otherwise publicly available (through no fault of Seller) or (iv) to the extent such Confidential Information is independently developed by Seller or any of its Affiliates without reference to the Confidential Information.

         (b) For purposes of this Agreement, "Confidential Information" means confidential information relating exclusively to the Company's business (and not the business of Seller) as currently conducted, including, without limitation, the Company's research and development plans or projects, data and reports; Company Intellectual Property and Company Software, each as owned by the Company following the Closing, as well as the following items owned by the Company: instructions and printouts; formulas; product testing information; business improvements; processes, marketing and selling; strategic business plans; budgets; unpublished financial statements; licenses, pricing, pricing strategy and cost data; information regarding the compensation of the Company employees; the identities of the clients and customers of the Company; the identities of contact person of customers of the Company; and the identities of key accounts of the Company.


         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.


                                     INFOSEEK CORPORATION


                                     By:_______________________________
                                          Name:

                                          Title:


                                     INKTOMI CORPORATION


                                     By:_______________________________
                                          Name:

                                          Title:




                              SCHEDULE 1.1(a)

         1. Troy Toman

         2. Daniel Jochnowitz





                              SCHEDULE 1.1(b)

         1. Larry Shapiro

         2. Steve Wadsworth




                                 EXHIBIT A

                       TECHNOLOGY LICENSING AGREEMENT




                                 EXHIBIT B

                      ASSIGNMENT AND LICENSE AGREEMENT




                                 EXHIBIT C

                         SOFTWARE LICENSE AGREEMENT




                                 EXHIBIT D

                            COPYRIGHT ASSIGNMENT




                                 EXHIBIT E

                             PATENT ASSIGNMENT





                                 EXHIBIT F

                            TRADEMARK ASSIGNMENT





                                 EXHIBIT G

                           NON-COMPETE AGREEMENT





                                 EXHIBIT H

                             LOCK-UP AGREEMENT





                                 EXHIBIT I

                           OBLIGATIONS AGREEMENT